PURSUANT TO RULE NO. 424(b)(2)
                                                              FILE NO. 333-59181

                            PRICING SUPPLEMENT NO. 1
                                     to the
                         Prospectus dated July 28, 1998
                                     and the
                   Prospectus Supplement dated August 30, 1999

                            ------------------------

                                  $125,000,000

                         PITNEY BOWES CREDIT CORPORATION

                           MEDIUM-TERM NOTES, SERIES D


Form of Note:
Global Security

Type of Note:
Fixed Rate Note

Principal Amount:
$125,000,000

Specified Currency:
U.S. dollars

Stated Maturity:
September 29, 2000

Issue Date (Settlement Date):
September 29, 1999

Net Proceeds to the
Issuer (%): 99.9665%

Price to Public (%): 100.0000%

Interest Rate:  5.95%

Interest Payment Date(s):
February 1 and August 1



Redemption:       The Notes to which this Pricing Supplement relates
                  are not redeemable at the option of the Company or repayable at the option of any holder prior to September 29, 2000.

Defeasance
and Covenant
Defeasance:       The Company may effect defeasance or covenant
                  defeasance with respect to the Notes only upon delivery of an opinion of counsel as described in the Prospectus.

         Terms used and not defined herein but defined in the Prospectus Supplement and Prospectus are used herein as therein defined.

                              --------------------

                              Salomon Smith Barney






The date of this Pricing Supplement is September 24, 1999.


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